UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 31, 2003
                                                         -----------------

                         TRINITY ENERGY RESOURCES, INC.
          ------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)


           Nevada                    000-29333               87-0431497
------------------------      ----------------------     ------------------
(State or other jurisdiction      (Commission       (IRS Employer Identification
 of incorporation)                 File Number)       No.)


16420 Park Ten Place, Suite 450, Houston, Texas               77084
------------------------------------------------             --------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (281) 829-9910
                                                         --------------------

                           N/A
--------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

On January 31, 2003, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. The case was filed in The United States Bankruptcy Court for the Southern District of District, Houston Division under Case No. 03-31453-H3-11.

The Company intends to continue operating all business units and has the goal of filing a plan of reorganization at the earliest practical date.

Pending litigation is stayed as a result of this filing, and removal of certain suits to bankruptcy court is expected.

The Company operates oil and gas properties in Texas, Colorado and Wyoming, and is involved in non-operated joint ventures in Texas and Louisiana.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRINITY ENERGY RESOURCES, INC.

Date:  February 4, 2003     /s/  Dennis E. Hedke
                            -------------------------
                            Dennis E. Hedke
                            President